Exhibit 25
_______________________________________________________________


              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D. C.  20549
                   _________________________

                           FORM  T-1

                   STATEMENT OF ELIGIBILITY
           UNDER THE TRUST INDENTURE ACT OF 1939 OF
          A CORPORATION DESIGNATED TO ACT AS TRUSTEE
          ___________________________________________
      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
       A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
           ________________________________________

                         CHEMICAL BANK
      (Exact name of trustee as specified in its charter)

New York                                        13-4994650
(State of incorporation                   (I.R.S. employer
if not a national bank)                identification No.)

270 Park Avenue
New York, New York                                   10017
(Address of principal executive offices)        (Zip Code)

                      William H. McDavid
                        General Counsel
                        270 Park Avenue
                   New York, New York 10017
                     Tel:  (212) 270-2611
   (Name, address and telephone number of agent for service)
         _____________________________________________
                 System Energy Resources, Inc.
      (Exact name of obligor as specified in its charter)

Arkansas                                        72-0752777
(State or other jurisdiction of           (I.R.S. employer
incorporation or organization)         identification No.)

Echelon One
1340 Echelon Parkway
Jackson, MS                                          39213
(Address of principal executive offices)        (Zip Code)
          ___________________________________________
                        Debt Securities
              (Title of the indenture securities)
     _____________________________________________________

                            GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a)Name and address of each examining or supervising authority to which it is subject.

       New York State Banking Department, State House, Albany,
New York  12110.

       Board of Governors of the Federal Reserve System,
Washington, D.C., 20551

       Federal Reserve Bank of New York, District No. 2, 33
Liberty Street, New York,
N.Y.

       Federal Deposit Insurance Corporation, Washington, D.C.,
20429.


     (b)Whether it is authorized to exercise corporate trust powers.

       Yes.


Item 2. Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


Item 16.  List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28,
1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4.  A copy of the existing By-Laws of the Trustee (see
Exhibit 4 to Form T-1 filed in connection with Registration
Statement No. 33-84460, which is incorporated by reference).

      5.  Not applicable.

      6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

      8.  Not applicable.

      9.  Not applicable.

                           SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 13th day of July, 1995.

                           CHEMICAL BANK


                           By    /s/ James M. Foley
                                   James M. Foley
                               Assistant Vice President

             Exhibit 7 to Form T-1


               Bank Call Notice

            RESERVE DISTRICT NO. 2
      CONSOLIDATED REPORT OF CONDITION OF

                 Chemical Bank
 of 270 Park Avenue, New York, New York 10017 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System,

  at the close of business March 31, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                       Dollar Amounts
             ASSETS                       in Millions


Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin       $  5,797
  Interest-bearing balances                                   5,523
Securities:
Held to maturity securities                                   6,195
Available for sale securities                                17,785
Federal Funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds sold                                          2,493
  Securities purchased under agreements to resell                50
Loans and lease financing receivables:
  Loans and leases, net of unearned income  $68,937
  Less: Allowance for loan and lease losses   1,898
  Less: Allocated transfer risk reserve         113
  Loans and leases, net of unearned income,
  allowance, and reserve                                     66,926
Trading Assets                                               37,294
Premises and fixed assets (including capitalized
leases)                                                       1,402
Other real estate owned                                          99
Investments in unconsolidated subsidiaries and associated
companies                                                       148
Customer's liability to this bank on acceptances
  outstanding                                                 1,051
Intangible assets                                               512
Other assets                                                  6,759
TOTAL ASSETS                                               $149,034
                                                           =========


                  LIABILITIES


Deposits
  In domestic offices                                        $44,882
  Noninterest-bearing                  $14,690
  Interest-bearing                      30,192
  In foreign offices, Edge and Agreement subsidiaries,
  and IBF's                                                   32,537
  Noninterest-bearing                  $   146
  Interest-bearing                      32,391

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
  of its Edge and Agreement subsidiaries, and in IBF's
  Federal funds purchased                                     10,587
  Securities sold under agreements to repurchase               3,083
Demand notes issued to the U.S. Treasury                         464
Trading liabilities                                           31,358
Other Borrowed money:
  With original maturity of one year or less                   7,527
With original maturity of more than one year                     914
Mortgage indebtedness and obligations under capitalized
  leases                                                          20
Bank's liability on acceptances executed and outstanding       1,054
Subordinated notes and debentures                              3,410
Other liabilities                                              5,986

TOTAL LIABILITIES                                            141,822


                EQUITY CAPITAL

Common stock                                                     620
Surplus                                                        4,501
Undivided profits and capital reserves                         2,558
Net unrealized holding gains (Losses)
on available-for-sale securities                                (476)
Cumulative foreign currency translation adjustments                9

TOTAL EQUITY CAPITAL                                           7,212
                                                              ______
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
  STOCK AND EQUITY CAPITAL                                  $149,034
                                                          ==========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                    WALTER V. SHIPLEY       )
                    EDWARD D. MILLER        )DIRECTORS
                    WILLIAM B. HARRISON     )